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                                                               EXHIBIT 99.10(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 63 to Registration No. 2-50409 on Form N-1A of our report dated June 23, 2006, relating to the financial statements and financial highlights of MFS Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Limited Maturity Fund, MFS Municipal Limited Maturity Fund, MFS Research Bond Fund and MFS Research Bond Fund J, appearing in the Annual Reports on Form N-CSR of MFS Series Trust IX for the year ended April 30, 2006, and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, each of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
-------------------------------
Deloitte & Touche LLP


Boston, Massachusetts
August 25, 2006